U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 24, 2005


                           NEOMEDIA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



  Delaware                           0-21743                   36-3680347
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(State or Other              (Commission File Number)           (IRS Employer
Jurisdiction                                                 Identification No.)
Incorporation)


         2201 Second Street, Suite 402, Fort Myers, Florida            33901
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                  (Address of Principal Executive Offices)           (Zip Code)

               (239) - 337-3434
(Registrant's Telephone Number, including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 18, 2005, NeoMedia Technologies, Inc. ("NeoMedia") (OTCBB:NEOM) and Foote Cone & Belding ("FCB"), a division of FCB Worldwide LLC and part of the Interpublic Group of Companies, Inc. (NYSE: IPG), entered into a co-marketing agreement surrounding NeoMedia's PaperClick(R) technology platform.

       The agreement calls for FCB to work with NeoMedia to create and develop opportunities and programs utilizing PaperClick(R), to integrate PaperClick into marketing campaigns for new and existing clients, and to facilitate the introduction of NeoMedia and PaperClick in the mobile telecommunications industry. NeoMedia will provide technical and sales support for presentations and marketing programs co-developed for FCB clients, work with FCB to explore and create marketing opportunities and solutions, and introduce FCB to its business customers, including brand managers. FCB and NeoMedia will team for co-marketing and sales efforts in the U.S., as well as in Europe, the Middle East, Africa and Latin America.

         The co-marketing agreement is attached hereto as exhibit 16.1.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NeoMedia Technologies, Inc.
                                  ---------------------------
                                         (Registrant)


Date: March 24, 2005              By:/s/ Charles T.Jensen
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                                  Charles T. Jensen, President, Chief Executive
                                  Officer, and Director

                                  EXHIBIT INDEX


         Exhibit              Document
         -------              --------

           16.1               Co-Marketing Agreement between NeoMedia and FCB